SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: May 10, 2005

(Date of Earliest Event Reported)

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340

Dallas, Texas 75234

(Address of principal executive offices)

214-750-5800

(Registrant= s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 B Financial Information

Item 2.02. Results of Operations and Financial Condition

On May 13, 2005, Income Opportunity Realty Investors, Inc. (A IOT@ or the A Company@ ) announced its operational results for the first quarter of 2005. A copy of the announcement is attached as Exhibit A 99.1.@

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit A 99.1@ attached hereto, shall not be deemed to be A filed@ for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly-update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 8 B Other Events

Item 8.01. Other Events

On May 10, 2005, the Board of Directors of the Company approved a 3-for-1 forward split of the Common Stock with a record date of June 10, 2005. The forward split will entitle stockholders to receive two additional newly-issued shares of Common Stock for each share of Common Stock held as of the record date. Certificates for the new shares will be mailed to stockholders on or about June 14, 2005.

Section 9 B Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished with this Report:

Exhibit Designation	Description of Exhibit
99.1*	Press Release dated May 13, 2005.
_____________________ *Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 13, 2005. INCOME OPPORTUNITY REALTY

INVESTORS, INC.

/s/ Robert N. Crouch II

By:

Robert N. Crouch II, Executive Vice

President, Chief Financial Officer and

Acting Principal Executive Officer